SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            MEDICAL ACQUISITION CORP.
             (Exact name of registrant as specified in its charter)

             FLORIDA                                             65-0784311
(State of incorporation or organization)                      (IRS Emp.I.D.No.)

             201 S. BISCAYNE BLVD., SUITE 3000 MIAMI, FLORIDA 33131
               (Address of principal executive offices)     (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE
                                (Title of class)

Securities to be registered pursuant to Section 12(g) of the Act:

                                  COMMON STOCK
                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description (the "Description") of the Registrant's Common Stock, par value $.01 per share, set forth under the caption "Description of Securities" of the Registrant's Registration Statement on Form SB-2 (File No. 333-39909) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on November 10, 1997, is hereby incorporated by reference. Any subsequent amendment to the Registration Statement or any report filed with the Commission for the purpose of updating the Description and any description of the Common Stock set forth under the caption "Description of Securities" in the Prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement are deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

EXHIBIT NO.                         DESCRIPTION

       1          Articles of Incorporation of Registrant, as amended to date*

       2          Bylaws of Registrant*

       3          Specimen Common Stock Certificate of Registrant*
------------

* Incorporated by reference to the exhibits to the Registrant's Registration Statement on Form SB-2 (File No. 333-39909), as amended from time to time.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant:          MEDICAL ACQUISITION CORP.

Date:                JANUARY 12, 1998

By:                    /S/ JAY M. HAFT

Name:                        JAY M. HAFT

Title:              VICE CHAIRMAN OF THE BOARD OF DIRECTORS
                        AND CHIEF EXECUTIVE OFFICER

                                  EXHIBIT INDEX

EXHIBIT NO.                         DESCRIPTION
-----------                         -----------

       1          Articles of Incorporation of Registrant, as amended to date*

       2          Bylaws of Registrant*

       3          Specimen Common Stock Certificate of Registrant*

------------

* Incorporated by reference to the exhibits to the Registrant's Registration Statement on Form SB-2 (File No. 333-39909), as amended from time to time.